Exhibit 23.1

Assentsure PAC UEN – 201816648N 180B Bencoolen Street #03-01 The Bencoolen Singapore 189648 http://www.assentsure.com.sg

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form S-8 of our report dated September 28, 2023 relating to the consolidated financial statements of Shineco, Inc., appearing in its Annual Report on Form 10-K for the year ended June 30, 2023. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ Assentsure PAC

Assentsure PAC

Singapore

June 13, 2024